UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 20, 2013

Responsys, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35125	77-0476820
(Commission File Number)	(IRS Employer Identification No.)

1100 Grundy Lane, 3rd Floor San Bruno, CA	94066
(Address of Principal Executive Offices)	(Zip Code)

(650) 745-1700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2013, Responsys, Inc. (the “Company”), OC Acquisition LLC, a Delaware limited liability company (“Parent”), Raptor Oak Acquisition Corporation, a Delaware corporation wholly owned subsidiary of Parent (“Merger Subsidiary”) and, solely for certain limited purposes, Oracle Corporation, a Delaware corporation and the parent of Parent and Merger Subsidiary (“Oracle”) entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $27.00 per share, net to the holders thereof, in cash (the “Offer Price”), without interest, subject to the terms and conditions of the Merger Agreement.

Merger Subsidiary has agreed to commence the Offer as promptly as reasonably practicable from the date of the Merger Agreement. The consummation of the Offer will be conditioned on (i) at least a majority of the shares of the Company’s common stock (calculated on a fully diluted basis in accordance with the Merger Agreement) having been validly tendered into and not withdrawn from the Offer, (ii) receipt of certain regulatory approvals, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and, if applicable, approval under certain foreign antitrust laws, (iii) the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, subject to qualifications, and (iv) other customary conditions.

The Merger Agreement provides that, following the consummation of the Offer, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock (other than treasury shares, shares held by Oracle, Parent, Merger Subsidiary or any of their wholly owned subsidiaries, or shares as to which dissenters’ rights have been properly exercised) will be converted into the right to receive the Offer Price. The consummation of the Merger is subject to certain closing conditions, and will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, without any stockholder vote being required. In connection with the Offer and Merger, certain stockholders of the Company have entered into a Tender and Support Agreement agreeing to tender their shares of Common Stock pursuant to the Offer and to support the Offer and the Merger.

In addition, in connection with the transactions contemplated by the Merger Agreement, all options, restricted stock units, and restricted stock awards (together, a “Company Compensatory Award”) (whether vested or unvested) of the Company which are unexpired, unexercised and outstanding at the time the Merger is consummated and held by an employee or consultant to the Company or any of its subsidiaries will be assumed by Oracle and converted automatically into an option, restricted stock unit or restricted stock award, as the case may be, denominated in shares of Oracle common stock, the number and terms of which will be determined pursuant to the terms of the Merger Agreement. All unvested Company Compensatory Awards at the time the Merger is consummated, other than those held by non-employee directors, will remain subject to the vesting terms that applied with respect to such Company Compensatory Awards immediately prior to the consummation of the Offer under the Company Stock Plan applicable to such Company Compensatory Awards.

The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to operate its business in the ordinary course, and has also agreed to refrain from engaging in certain activities. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the Board of Directors of the Company. The Company will be obligated to pay a termination fee of $57.4 million to Parent in certain customary circumstances.

The Board of Directors of the Company has unanimously resolved to recommend that the Company’s stockholders accept the tender offer, tender their shares of the Company’s common stock to Merger Subsidiary in the tender offer.

Oracle has agreed to cause the payment and performance of Parent’s and Merger Subsidiary’s liability and obligations under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent, Oracle and Merger Subsidiary, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent, Oracle or Merger Subsidiary.

Item 8.01 Other Events

On December 20, 2013, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information and Where to Find It

This document is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Responsys’ common stock described in this Current Report on Form 8-K has not commenced. At the time the Offer is commenced, Oracle, Parent and Merger Subsidiary will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”), and Responsys will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents)

and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the Offer. Those materials and all other documents filed by Responsys or Oracle, Parent or Merger Subsidiary with the SEC will be available at no charge on the SEC’s web site at www.sec.gov. The Tender Offer Statement on Schedule TO and related materials may be obtained for free by directing requests to ir@responsys.com. The Schedule 14D-9 Solicitation/Recommendation Statement and such other documents may be obtained for free by directing such requests to ir@responsys.com.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among Responsys, Inc., OC Acquisition LLC, Raptor Oak Acquisition Corporation and Oracle Corporation.

99.1	Press Release of Responsys, Inc., dated December 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESPONSYS, INC.

By:	/s/ Julian K. Ong Julian K. Ong
Senior Vice President, General Counsel and Secretary

Date: December 20, 2013

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among Responsys, Inc., OC Acquisition LLC, Raptor Oak Acquisition Corporation and Oracle Corporation.

99.1	Press Release of Responsys, Inc., dated December 20, 2013.